Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q/A for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

LeRoy D. Nosbaum, the Chief Executive Officer and Steven M. Helmbrecht, the Chief Financial Officer of Itron, Inc., each certifies that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ LEROY D. NOSBAUM
LeRoy D. Nosbaum
Chairman of the Board and Chief Executive Officer February 7, 2005

/s/ Steven M. Helmbrecht
Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer
February 7, 2005